CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 25, 2001 accompanying the consolidated financial statements included in the 2000 Annual Report of First Chester County Corporation (formerly First West Chester Corporation) and subsidiaries on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statement of First Chester County Corporation on Forms S-8 (File No. 333-09241, effective July 31, 1996, File No. 333-15733, effective November 7, 1996, File No. 333-33411, effective August 12, 1997, and File No. 333-69315, effective December 21, 1998).



Philadelphia, Pennsylvania
March 26, 2001